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                                                                   EXHIBIT 11(a)

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                                GROSSMAN'S INC.

                       COMPUTATION OF EARNINGS PER SHARE
                     (IN THOUSANDS, EXCEPT PER SHARE DATA)

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                                                         YEAR ENDED       YEAR ENDED       YEAR ENDED
                                                        DECEMBER 31,     DECEMBER 31,     DECEMBER 31,
                                                            1995             1994             1994
                                                        ------------     ------------     ------------
Net (loss) for primary and fully diluted earnings per
  share...............................................     $  (198)        $(1,905)         $(68,348)
                                                           =======         =======          ========
Weighted average number of shares outstanding.........      25,946          25,752            25,661
Net effect of dilutive stock options..................          --              --                --
                                                           -------         -------          --------
Total weighted average shares outstanding and common
  stock equivalents used in primary calculation of
  earnings per share..................................      25,946          25,752            26,661
Additional dilution from stock options................          --              --                --
                                                           -------         -------          --------
Total weighted average shares outstanding and common
  stock equivalents used in fully diluted calculation
  of earnings per share...............................      25,946          25,752            26,661
                                                           =======         =======          ========
Net (Loss) Per Common Share (Primary and
  Fully Diluted)......................................     $ (0.01)        $ (0.07)         $  (2.66)
                                                           =======         =======          ========
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